EXHIBIT 10.35

Lease Agreement

Lessor (hereinafter referred to as Party A): Harbin Zhong Tian Heng Ji Real Estate Consulting Firm.

Tenant ((hereinafter referred to as Party B): Harbin Tianlang Culture and Education School

According to the Contract Law of the People's Republic of China and the provisions of relevant laws and regulations, the two parties on the basis of equality, reach the following supplementary terms (the “Agreement”) about house located in No.40, Jiaohua Road, Nangang District:

1 The lease term shall be from June 1, 2009 to December 31, 2015. The rent exemption is from the March 16, 2009 to May 30, 2009.

2 The annual rent of the house is RMB210,000.00, RMB 1,383,500.00 for the whole lease period. The rent from May 1, 2015 to December 31, 2015 is RMB122,500.00.

3 The security deposit is RMB 50,000.00, paid upon execution of this Agreement. If the equipment is in good condition and Party B pays all the expenses, Party A shall give back all the security deposit to Party B.

4 There are two parts consisting of the contract, one with the annual rent of RMB 150,000.00, and the other with the annual rent of RMB 60,000.00.

Party A: Harbin Zhong Tian Heng Ji real estate consulting firm.

Address: No.25, Fuxing Street, Nangang District.

Certificate: 2301031003321

Party B: Harbin Tianlang Culture and Education School

Address: No.40, Jiaohua Road, Nangang District:

Certificate: 2301032060120

Date: March 16, 2009